EXHIBIT 23.5

CONSENT OF INDEPENDENT VALUATION EXPERT

We hereby consent to the reference to our name (including under the heading “Experts”) and the disclosure of our role in the property level and aggregation valuation analyses of CNL Healthcare Properties, Inc. (the “Company”) and a range for the net asset value per share of the Company’s common stock in the Company’s Registration Statement (Form S-11 No. 333-            ) to be filed on the date hereof.

May 20, 2014	/s/ Eric Tanjeloff
CBRE Capital Advisors, Inc.